EXHIBIT 10.19

AGREEMENT


     THIS AGREEMENT made and entered into this 1st day of April 1999, by and between IPVoice Communications, Inc., a Nevada corporation ("IPVC") and Benae International Inc., a Nevada corporation ("BI").

     WHEREAS, IPVC is a provider of telephony services and BI is desirous of marketing such telephony services in the United States;

     NOW THEREFORE, for and in consideration of the mutual promises, convenience and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. BI shall spend the time necessary to market IPVC telephony services as set forth herein necessary to meet the terms of this agreement.

     2. BI shall be responsible for preparing and accurately presenting telephony product information. To the customer base to be established. This information must be supplied by IPVC with 30 days of the execution of this agreement. Under the performance terms of this Agreement, BI will pre-register a minimum of 100 customers in the 30 cities in which IPVC plans to offer telephony services (Exhibit A). IPVC is responsible to "quality" the pre-registered customers via a live telephone call or Internet message to the customer of IPVC may choose to use a third-party verification company. This must be completed within 30 days from that date that the customer has pre-registered for the service. If this is not completed within thirty days, the customer will be deemed as qualified. The format as to what is considered "qualified" will be determined and agreed to by both parties. IPVC has the option not to "qualify" the customers. IPVC shall indemnify BI against all claims, suits, civil or administrative court proceeding or actions arising out of IPVC's performance and obligations to customers for its telephony services arising from this Agreement. BI shall only be liable to IPVC for the amount of the consideration transferred to BI of the value at the date of transfer from this Agreement, and neither shall be liable to the other under any circumstances for punitive, special or exemplary damages arising from its performance under the terms of this Agreement.

     3. Upon the execution of this agreement BI shall receive from IPVC a total of 200,000 shares of unrestricted common stock of IPVC by NO LATER than April 05 1999. BI's performance, under the terms of this Agreement, is fully contingent upon its ability to free trade the 200,000 shares of unrestricted shares which shall be defined for the purpose of this Agreement as "stock which can be freely traded as over the counter issue in full compliance with Federal and State Securities Regulations and Blue Sky Laws. Should these shares not be freely tradable, BI shall have the option to return those shares to IPVC thereby returning the parties to their status quo ante with BI's further obligations pursuant to the terms of this Agreement fully extinguished, without legal penalty.

     4. In the event that BI fails to meet these performance goals within 12 months from the execution of this agreement, BI shall either return the stock shares or their equivalent value at the time it was transferred.

     5. IPVC should cause an attorney's opinion letter to be issued and attached before the execution of this Agreement by BI.

Init: HT/BW

     6. Dispute Resolution Policy: Binding Arbitration: The sole and exclusive venue and jurisdiction for resolving any controversy, dispute or claim between or involving the parties to this Agreement shall be Phoenix, Arizona, pursuant to the Benae dispute resolution policy, a copy of which is attached hereto an Exhibit "B" and incorporated herein by this reference, or, if appropriate under the Benae Dispute Resolution Procedures, a court of competent jurisdiction located in the State of Arizona, Maricopa County.

     7. Term and Termination: This agreement shall commence on execution date and shall be effective for a period of one calendar year. Except as otherwise provided herein, in the event that either party hereto fails to perform its material obligation hereunder or breaches the terms or conditions hereof, the other Party, may at its option, give written notice to the party which has failed to perform or has a material breach of this Agreement of its intention to terminate this Agreement unless such material breach or failure of performance is remedied within fifteen (15) days of such notice. Should the breaching party fail to cure such breach within that time period, the noticing party may terminate this agreement.

     IN TESTIMONY WHEREOF, witness the signatures of the parties hereto.

IPVoice COMMUNICATIONS, INC.               Benae International Inc.

 /s/ Barbara S. Will                         /s/ Harry Tahiliani
--------------------------                   ------------------------------
Barbara S. Will                              Harry Tahiliani
President/COO/Chairperson                    President/CEO


/s/ Anthony K. Welch
Anthony K. Welch, an authorized representative
Executive Vice President/Secretary

                                   Exhibit A

Subject cities to be included:

1.       Seattle
2.       San Francisco
3.       San Jose
4.       Los Angeles
5.       San Diego
6.       Denver
7.       Phoenix
8.       Dallas
9.       Houston
10.      Chicago
11.      Detroit
12.      Atlanta
13.      Washington, D.C.
14.      Philadelphia
15.      New York City
16.      Boston
17.      Salt Lake City
18.      Las Vegas
19.      Baltimore
20.      St. Louis
21.      Cincinnati
22.      Orlando
23.      Tampa
24.      Miami
25.      Newark
26.      Long Island
27.      Toronto
28.      Vancouver
29.      Calgary
30.      Montreal

                                   Exhibit B

                            BENAE INTERNATIONAL INC.

                            DISPUTE RESOLUTION POLICY

         If a dispute arises relating to any relationship between Benae International Inc. and IPVC arising out of the duties or obligations contained in the parties' agreement, it is expected that the parties will attempt in good faith to resolve any such dispute in an amicable and mutually satisfactory manner.

        In the event such efforts are unsuccessful, either Party may serve a notice of mediation/arbitration ("Notice of Mediation/Arbitration") on the other Party. Notice of Mediation/Arbitration shall be personally delivered or sent by prepaid registered airmail or air courier, and shall be effective on receipt thereof by the Party to whom it is addressed. Proof of receipt shall be a receipt signed by any officer or responsible official of the Party to whom it is addressed. The Notice of Mediation / Arbitration shall be dated, and without prejudice to any right under the Rules permitting subsequent modifications, shall specify the claims or issues which are to be subjected to mediation/arbitration.

IF DIFFERENCES CANNOT BE RESOLVED BY MEDIATION THE PARTIES AGREE THAT IN ORDER TO PROMOTE TO THE FULLEST EXTENT REASONABLY POSSIBLE A MUTUALLY AMICABLE RESOLUTION OF THE DISPUTE IN A TIMELY, EFFICIENT AND COST-EFFECTIVE MANNER, THEY WILL WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY AND SETTLE THEIR DISPUTE BY SUBMITTING THE CONTROVERSY TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA") EXCEPT THAT ALL PARTIES SHALL BE ENTITLED TO ALL DISCOVERY RIGHTS ALLOWED UNDER THE FEDERAL RULES OF CIVIL PROCEDURE AS THOSE RULES EXIST IN THE UNITED STATES FEDERAL COURT FOR THE DISTRICT OF ARIZONA.

     The Parties shall attempt to select a mutually agreeable mediator/arbitrator from A.A.A.'s Panel of Mediators/Arbitrators. If no agreement is reached within fifteen (15) days of the first written notice of intent to mediate/arbitrate, the current Director of Professional Services for A.A.A. in Arizona shall serve as the mediator/arbitrator.

     The Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. '1 et. seq., and the judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Either Party may elect to participate in the arbitration telephonically. Any substantive or procedural rights other than the enforceability of the arbitration agreement shall be governed by Arizona law, without regards to Arizona's conflict of laws principles.

     The Parties further expressly agree that (i) the arbitrator shall only reach his decision by applying strict rules of law to the facts, (ii) the arbitration shall be conducted in the English language, in Maricopa County, Arizona, (iii) the Party in whose favor the arbitration award is rendered shall be entitled to recover costs and expenses of the arbitration including, but not limited to, attorneys' fees and the cost and expense of administration of the arbitration proceedings, and any costs and attorney's fees incurred in executing on or enforcing the arbitration award, and (iv) the arbitral award shall be issued in Maricopa County, Arizona, U.S.A.

     Except as provided in the following sentences, no party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted and determined as provided herein and then only for the enforcement of such arbitration award. Provided that, notwithstanding this dispute resolution policy, either party may apply to a court of competent jurisdiction in Maricopa County, Arizona, to seek injunctive relief before or after the pendency of any arbitration proceeding. The institution of any action for injunctive relief shall not constitute a waiver of the right or obligation of any party to submit any claim seeking relief other than injunctive relief to arbitration. Judgment upon the award may be entered by the United States Federal District Court or Maricopa County Superior Court located in the State of Arizona, or application may be made to such court for the judicial acceptance of the award and order of enforcement, as the case may be, if the Arbitrator's award or decision is not complied with within seven (7) days of the Arbitrator's decision.

     Arbitration shall be the sole and exclusive procedure for resolution of disputes between the parties, including any disputes that might arise after termination of this Agreement.